UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 28, 2023

M-TRON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41391	46-0457994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL	32804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MPTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.         Other Events.

Today, M-tron Industries, Inc. ("MPTI" or "Mtron Industries") announces an encompassing year end loyalty incentive program, aligning the company's employed professionals with shareholders for the years to come.

"One year after our new listing, today's one time grant provides an opportunity for employees to acquire an equity interest in MPTI at an exercise price of $36.06, and when fully exercised would increase the company's net cash position by approximately $6 million. This enhances our strategic flexibility. “said Bel Lazar, Mtron Industries chairman.

"We believe broad equity participation is a significant incentive for our team as they deliver mission critical components seeing increasing demand given the current scope of the modern battlefield requirements," said Michael Ferrantino MPTI's Chief Executive Officer.

Full time employees across MPTI operations in Orlando, Yankton, New Delhi, and Hong Kong will be awarded options based on their tenure with the company. The one-time grant is being made to approximately 185 employees, equates to approximately 183,000 shares of stock when exercised, and has immediate vesting for a term of 3 years upon award. Expenses associated with this stock-based compensation are non-cash and will not impact operating cash flow.

"Now as a newly listed defense space and aeronautics company with rugged, highly engineered designs made in America, this reward underscores our teammates for their dedication and service to shareholders, customers and our Nation." Furthered Mr. Ferrantino.

Forward Looking Statements

This Current Report on Form 8-K (“Current Report”) includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this Current Report are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to MPTI, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by MPTI with the Securities and Exchange Commission, including those risks set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the SEC on March 30, 2023. In light of these risks, uncertainties and assumptions, the forward-looking statements in this Current Report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this Current Report.

These forward-looking statements speak only as of the date of this Current Report. MPTI undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Item 9.01.         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 28, 2023	M-TRON INDUSTRIES, INC.

	By:	/s/ James W. Tivy
		Name:	James W. Tivy
		Title:	Chief Financial Officer